EXHIBIT 99.1

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                              FINANCIAL STATEMENTS

            For the Nine Months Ended September 30, 2005 (Unaudited)
               and for the Years Ended December 31, 2004 and 2003

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                                TABLE OF CONTENTS

          September 30, 2005 (Unaudited) and December 31, 2004 and 2003

--------------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm.......................1

Balance Sheets..............................................................2-3

Statements of Operations......................................................4

Statements of Changes in Stockholders' Equity (Deficit).......................5

Statements of Cash Flows....................................................6-7

Notes to Financial Statements.................................................8

 HANSEN, BARNETT & MAXWELL
 A Professional Corporation                                      [LOGO]
CERTIFIED PUBLIC ACCOUNTANTS                            an independent member of
                                                               BAKER TILLY
  5 Triad Center, Suite 750                                   INTERNATIONAL
Salt Lake City, UT 84180-1128
    Phone: (801) 532-2200
     Fax: (801) 532-7944
        www.hbmcpas.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Techsphere Systems International, Inc.
Atlanta, Georgia

We have audited the balance sheets of Techsphere Systems International, Inc. ("the Company") as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Techsphere Systems International, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years ended December 31, 2004 and in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has had losses and current ratio deficits since inception. As discussed in Note A to the financial statements, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
November 4, 2005

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                                 BALANCE SHEETS

          September 30, 2005 (Unaudited) and December 31, 2004 and 2003
--------------------------------------------------------------------------------

                                     ASSETS

                                        September 30,      December 31,        December 31,
                                      2005 (unaudited)          2004               2003
                                        -------------      -------------      -------------
Current Assets
     Cash                               $      24,872      $     574,072      $     217,916
     Accounts receivable                      278,897             85,981                 --
     Employee advances                          1,830                 --             41,940
     Inventory                                 11,420              6,509          1,284,000
     Cost and estimated earnings in
         excess of billings                    45,117            309,388                 --
     Other current assets                       5,080             15,418             34,485
                                        -------------      -------------      -------------

         TOTAL CURRENT ASSETS                 367,216            991,368          1,578,341

Property and Equipment
     Equipment                                109,348             93,980                 --
     Computer equipment                         4,725              4,725                 --
     Leasehold improvements                    99,820             79,214                 --
                                        -------------      -------------      -------------

                                              213,893            177,919                 --
     Less accumulated depreciation            (26,005)            (6,098)                --
                                        -------------      -------------      -------------

         NET PROPERTY AND EQUIPMENT           187,888            171,821                 --

Other Assets
     Manufacturing license, (net of
         accumulated amortization
         of $341,670 and $191,670)          2,658,330          2,808,330                 --
     Advance commissions                           --                 --             20,000
                                        -------------      -------------      -------------

         NET OTHER ASSETS                   2,658,330          2,808,330             20,000
                                        -------------      -------------      -------------

         TOTAL ASSETS                   $   3,213,434      $   3,971,519      $   1,598,341
                                        =============      =============      =============

   The accompanying notes are an integral part of these financial statements.

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                                 BALANCE SHEETS

          September 30, 2005 (Unaudited) and December 31, 2004 and 2003
--------------------------------------------------------------------------------

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                      September 30,       December 31,        December 31,
                                                    2005 (unaudited)          2004                 2003
                                                     --------------      --------------      --------------
Current Liabilities
     Accounts payable                                $      695,288      $    1,795,297      $      602,555
     Accrued expenses                                        16,863              57,360              21,875
     Customer deposit - parent                            1,175,000           1,175,000                  --
     Deferred revenue                                       829,861             917,361                  --
     Deferred salaries                                      238,881              83,333                  --
     Billings in excess of cost                              45,340             237,952                  --
     Notes payable                                               --                  --             550,000
     Notes payable - related parties                      2,550,000           1,300,000             500,000
     Related party payable                                    5,407                  --                  --
     Related party line of credit - parent                   58,421                  --                  --
     Accrued interest                                            --                  --              17,849
     Accrued interest - related parties                     427,139             202,056              10,416
     Accrued sales tax payable                               13,860              48,510              84,000
     Other liabilities                                       11,515              10,042                  --
                                                     --------------      --------------      --------------

         TOTAL CURRENT LIABILITIES                        6,067,575           5,826,911           1,786,695

Stockholders' Equity (Deficit)
     Common stock, no par value, 100,000
       shares authorized, issued and outstanding            114,683             114,683             114,683
     Retained earnings (deficit)                         (2,968,824)         (1,970,075)           (303,037)
                                                     --------------      --------------      --------------

         TOTAL STOCKHOLDERS' EQUITY (DEFICIT)            (2,854,141)         (1,855,392)           (188,354)
                                                     --------------      --------------      --------------

         TOTAL LIABILITIES AND
           STOCKHOLDERS' EQUITY (DEFICIT)            $    3,213,434      $    3,971,519      $    1,598,341
                                                     ==============      ==============      ==============

   The accompanying notes are an integral part of these financial statements.

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                            STATEMENTS OF OPERATIONS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   And Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

                                               September 30,
                                             2005 (unaudited)     December 31,        December 31,
                                               (nine months)           2004               2003
                                             --------------      --------------      --------------
Revenues
     Airship and component sales             $    1,932,281      $    2,529,660      $           --
     Other revenues                                  15,839             389,184                  --
                                             --------------      --------------      --------------

         TOTAL REVENUE                            1,948,120           2,618,844                  --

Expenses
     Cost of product sold                         1,819,207           2,036,369                  --
     General and administrative expenses            877,320           1,889,959             272,693
                                             --------------      --------------      --------------

         TOTAL EXPENSE                            2,696,527           3,926,328             272,693
                                             --------------      --------------      --------------

         NET LOSS FROM                             (748,407)         (1,307,484)           (272,693)
           OPERATIONS

Other Income (Expense)
     Interest and other income                           60                  --                  --
     Interest expense                              (250,402)           (409,554)            (30,344)
     Gain on forgiveness of debt                         --              50,000                  --
                                             --------------      --------------      --------------

         NET OTHER INCOME (EXPENSE)                (250,342)           (359,554)            (30,344)
                                             --------------      --------------      --------------

NET LOSS                                     $     (998,749)     $   (1,667,038)     $     (303,037)
                                             ==============      ==============      ==============

   The accompanying notes are an integral part of these financial statements.

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

                                                                              Retained            Total
                                                  Common Stock                Earnings           Equity
                                             Shares           Amount          (Deficit)         (Deficit)
----------------------------------------------------------------------------------------------------------
Balance, January 1, 2003                       100,000     $    114,683     $         --      $    114,683

Net loss                                            --               --         (303,037)         (303,037)
                                          ------------     ------------     ------------      ------------

Balance, December 31, 2003                     100,000          114,683         (303,037)         (188,354)

Net loss                                            --               --       (1,667,038)       (1,667,038)
                                          ------------     ------------     ------------      ------------

Balance, December 31, 2004                     100,000          114,683       (1,970,075)       (1,855,392)

Net loss                                            --               --         (998,749)         (998,749)
                                          ------------     ------------     ------------      ------------

Balance, September 30, 2005                    100,000     $    114,683     $ (2,968,824)     $ (2,854,141)
                                          ============     ============     ============      ============

   The accompanying notes are an integral part of these financial statements.

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                            STATEMENTS OF CASH FLOWS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

                                                   2005 (unaudited)           2004               2003
                                                    --------------      --------------      --------------
Cash Flows from Operating Activities
     Net loss                                       $     (998,749)     $   (1,667,038)     $     (303,037)
     Adjustments to reconcile net income to net
       cash provided by operating activities
         Depreciation and amortization                     169,907             197,769                  --
         Gain on forgiveness of debt                            --             (50,000)                 --
         Decrease (increase) in:
              Accounts receivable                         (192,917)            (85,981)                 --
              Employee advances                             (1,830)             41,935             (41,940)
              Inventory and costs                          259,357             968,104          (1,284,000)
              Advance commissions                               --              20,000             (20,000)
              Other assets                                  10,338             (10,933)            (34,485)
         Increase (decrease) in:
              Deferred revenue                             (87,500)            917,362                  --
              Deferred salaries                            155,548              83,334                  --
              Customer deposits                                 --           1,175,000                  --
              Billings in excess of cost                  (192,617)            237,953                  --
              Accounts payable                          (1,100,000)          1,192,742             602,555
              Related party payable                          5,407                  --                  --
              Accrued interest                             225,083             173,791              28,265
              Accrued sales tax payable                    (34,650)            (35,490)             84,000
              Accrued expenses                             (40,497)             35,485              21,875
              Other liabilities                              2,219              10,042                  --
                                                    --------------      --------------      --------------

     NET CASH PROVIDED (USED)
       IN OPERATING ACTIVITIES                          (1,820,901)          3,204,075            (946,767)

Cash Flows from Investing Activities
Purchase of manufacturing license                               --          (3,000,000)                 --
Purchase of property and equipment                         (35,974)           (147,919)                 --
                                                    --------------      --------------      --------------

     NET CASH PROVIDED (USED)
       IN INVESTING ACTIVITIES                             (35,974)         (3,147,919)                 --

   The accompanying notes are an integral part of these financial statements.

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                            STATEMENTS OF CASH FLOWS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

                                                    2005(unaudited)           2004              2003
                                                    --------------      --------------     --------------
Cash Flows from Financing Activities
Proceeds from notes payable                         $    1,307,675      $      300,000     $    1,050,000
Initial capital contribution                                    --                  --            114,683
                                                    --------------      --------------     --------------

     NET CASH PROVIDED (USED)
       IN FINANCING ACTIVITIES                           1,307,675             300,000          1,164,683
                                                    --------------      --------------     --------------

     INCREASE (DECREASE) IN CASH                          (549,200)            356,156            217,916

Cash at Beginning of Period                                574,072             217,916                 --
                                                    --------------      --------------     --------------

Cash at End of Period                               $       24,872      $      574,072     $      217,916
                                                    ==============      ==============     ==============

Cash Paid for Interest                              $      250,319      $      208,360                 --

    The accompanying notes are an integral part of these financial statements

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Organization and Business: Techsphere Systems International Inc. (TSI, or the Company), was organized as a Georgia limited liability corporation on November 1, 2002 and began operations in 2003. TSI is a worldwide provider of spherical airship platforms for use in commercial, research and government applications. TSI will manufacture, own, operate, lease and sell these platforms. As explained in Note L, the Company was reorganized as a regular corporation and was acquired by Cyber Defense Systems, Inc. on September 19, 2005. The equity of the company has been retroactively restated as a result of the acquisition. The results of operations through September 30, 2005, as reflected in the financial statements, are principally the same as those of the Company through the period just prior to the acquisition, September 18, 2005.

Cash and Cash Equivalents: For the purposes of reporting cash flows, the Company considers all demand notes and short-term investments with maturities of three months or less to be cash equivalents. The Company maintains balances with banks in excess of federally insured limits. Management believes the exposure to loss from such balances to be minimal.

Accounts  Receivable:  The  Company  does not  have an  allowance  for  doubtful
accounts   receivables.   Management  believes  that  all  receivables  will  be
collected.

Inventory: Inventories consist primarily of supplies and parts used for manufacturing and are valued at the lower of average cost or market. Inventory at December 31, 2003 included an airship held for resale.

Property and Equipment: Property and equipment are stated at cost and are depreciated using the straight line method over their estimated useful lives as follows:

         Computer equipment                     5 years
         Sewing Equipment                       10 years
         Leasehold improvements                 4 - 5 years

Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of existing equipment are capitalized and depreciated. The Company capitalizes all expenditures for property and equipment in excess of $1,000.

Customer Deposits: The Company has deposits from a customer, Cyber Defense Systems, Inc. (the parent), of $1,175,000 for an airship that was ordered and not delivered as of September 30, 2005 and December 31, 2004.

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Advertising Costs: The Company expenses advertising costs as incurred. These costs amounted to $693, $4,458 and $0 dollars during 2005, 2004, and 2003 respectively.

Revenue Recognition: Service revenues are recognized when the services are performed and the customer is billed. Sales of airships acquired for resale are recognized when substantially all contract specifications have been met and title passes to the customer. Airship construction revenue is recognized on the percentage of completion method of accounting.

Costs and Earnings in Excess of Billings and Billings in Excess of Costs and Estimated Earnings: In instances when services are performed on fixed price agreements of a very short duration, the completed contract method of accounting is used whereby revenue is recognized when the work is completed. Where fixed price contracts are for an extended duration, the percentage of completion method of accounting is used whereby revenue is recognized as the work progresses based on actual cost to date to total projected contract cost. Billed amounts in excess of recognized revenue are recorded as Billings in Excess of Cost and Estimated Earnings and billed amounts under recognized revenue are recorded as Costs and Estimated Earnings in Excess of Billings.

Income Taxes: Before the acquisition, the Company was not a taxpaying entity for income tax purposes, and as such, no income tax expense or benefit has been recorded in the accompanying financial statements. The operating results of the Company were pass to the members for inclusion in their respective returns.

Estimates: Preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Business Condition: The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements for the nine months ended September 30, 2005, the Company incurred a net loss of $998,749, and for the year ended December 31, 2004, the Company incurred a net loss of $1,667,033. Additionally, the Company incurred a net loss of $303,037 for the year ended December 31, 2003. The lack of sufficient revenues and the losses from operations raise substantial doubt about the Company's ability to continue as a going concern for a reasonable period of time. The financial statements do not

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

include any adjustments relating to the recoverability and classification of recorded assets or the amount and classification of liabilities which might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain profitable operations. On September 19, 2005, Cyber Defense Systems, Inc. (Cyber) acquired all of the outstanding stock of TSI in exchange for 23,076,923 shares of Cyber Class A common stock and 245,455 shares of Cyber Class B common stock valued at $5,340,226. The transaction was accounted for as a purchase business combination. An independent valuation was obtained for both the Cyber stock and TSI's exclusive manufacturing license. Cyber is a public company. Management feels that combining the two companies and having access to the public market will allow it to meet its business objectives. In connection with the acquisition by Cyber, TSI underwent a reorganization intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(1)(D) of the Internal Revenue Code of 1986, as amended. Subsequent to, and part of, the reorganization, the shares of stock were exchanged.

NOTE B--CONCENTRATION

Concentration: The Company performs construction projects, with approximately 100% of its total revenues derived from one customer in the aerospace industry.

Manufacturing License: The Company capitalized payments to acquire an exclusive manufacturing license in the amount of $3,000,000 during 2004. Amortization totaled $341,670 and $191,670 as of September 30, 2005 and December 31, 2004, respectively. The Company evaluated the carrying value of the license to determine if the carrying amount warranted revision or may not be recoverable. In management's opinion, an adjustment is not required at September 30, 2005 or December 31, 2004.

NOTE C--RECEIVABLES

Receivables at nine months ended September 30, 2005 consisted of $278,897. For the year ended December 31, 2004 the Company had Related Party Receivables of $85,981. No allowance for doubtful accounts has been made because Techsphere
Systems International expects all of the receivables to be collected. In addition, nearly all of the receivables are from one customer, and TSI's past experience suggests that it will all be collected.

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

NOTE D--CONTRACTS IN PROGRESS

                                                   September 30, 2005       December 31, 2004
                                                   ------------------------------------------
Costs incurred in incomplete contracts
    and estimated earnings                         $        4,896,825      $        3,036,204

Less billings to date                                      (4,897,048)             (2,964,767)
                                                   ------------------------------------------

Under (Over) billed                                $             (223)     $           71,437
                                                   ==========================================

The net amount is included in the accompanying consolidated balance sheet at:

                                                   September 30, 2005      December 31, 2004
                                                   ------------------------------------------
Costs and estimated earnings in excess of
          billings on incomplete contracts         $           45,117      $          309,388

Billings in excess of costs and estimated                     (45,340)               (237,951)
          earnings on incomplete contracts
                                                   ------------------------------------------

Under (Over) billed                                $             (223)     $           71,437
                                                   ==========================================

NOTE E--NOTES PAYABLE AND LINE OF CREDIT

In December 2003, the Company issued four notes payable totaling $1,050,000. Related party payables accounted for $500,000 of the total. During 2004, one note for $500,000 was transferred to a new holder (a related party), one $50,000 note was forgiven, an additional note payable for $300,000 was issued to a related party, and the terms on the remaining notes were extended. In addition, $125,000 of transfer-related fees were incurred during 2004. The related parties involved were minority partners in Techsphere Systems International who were issued partnership interests as a part of the note agreement. Three more notes were issued to Cyber Defense Systems, Inc. (the parent company) during 2005 in the amount of $1,250,000. Interest and principal for all notes is also due at the end of the agreement.

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

The following table illustrates the outstanding notes payable for each period and the respective interest rates and maturity dates as applicable during each period.

   Period                                        Maturity
   Ending                     Interest             Date             Principal
------------------------------------------------------------------------------

                                    25.0%        5/24/2004        $    250,000
                                    25.0%        5/24/2004             250,000
                                    25.0%         6/2/2004             550,000
                                                                  ------------
Balance 12/31/03                                                  $  1,050,000
                                                                  ============

                                    25.0%       12/31/2005        $    250,000
                                    25.0%       12/31/2005             250,000
                        $125,000 flat fee        7/15/2004             500,000
                                    25.0%        7/15/2004             300,000
                                                                  ------------
Balance 12/31/04                                                  $  1,300,000
                                                                  ============

                                    25.0%       12/31/2005        $    250,000
                                    25.0%       12/31/2005             250,000
                                    10.0%        7/15/2004             500,000
                                    10.0%       12/31/2005             300,000
                            Prime + 1.5%         5/24/2006             750,000
                            Prime + 1.5%         5/24/2006             250,000
                                    12.0%        5/24/2006             250,000
                                                                  ------------
Balance 9/30/05                                                   $  2,550,000
                                                                  ============

Future maturities of the notes payable are as follows:

         2005                       $     1,300,000
         2006                             1,250,000
         2007                                     -
         2008                                     -
         2009
                                    ---------------
                                    $     2,550,000
                                    ===============

Techsphere Systems International also has a line of credit agreement with Cyber Defense, the parent, for up to $1,500,000 plus interest, which, prior to the acquisition, was secured by TSI's assets. The amount borrowed as of September 30, 2005 was $58,421.

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

NOTE F--SUBSEQUENT EVENTS

On October 31, 2005, TSI's secretary and treasurer, Frank Lively, loaned to TSI $25,000. TSI will be charged interest and loan fees.

NOTE G--PROPERTY AND EQUIPMENT

                                   September 30, 2005      December 31, 2004
                                   ------------------------------------------

Equipment                          $          109,348      $           93,980
Computer equipment                 $            4,725      $            4,725
Leasehold improvements             $           99,820      $           79,214
                                   ------------------------------------------
                                   $          213,893      $          177,919

Less accumulated depreciation      $          (26,005)     $           (6,098)
                                   ------------------------------------------

Net book value of fixed assets     $          187,888      $          171,821
                                   ==========================================


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

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

NOTE H--INTANGIBLE ASSETS

Under statement SFAS No. 142, "Goodwill and Other Intangible Assets" goodwill is not amortized but is subject to annual impairment tests. Intangible assets with finite lives continue to be amortized over their useful lives. Intangible assets consist of an exclusive manufacturing license from 21st Century Airships, Inc., a Canadian corporation, to use certain technology to manufacture, use, and sell airships. The agreement is being amortized over its specified life which is 15 years. Future amortization of the license is as follows as of September 30, 2005:

         4th quarter 2005                              $      50,000
         2006                                                200,000
         2007                                                200,000
         2008                                                200,000
         2009                                                200,000
         2010                                                200,000
         Thereafter                                        1,608,330

Amortization expense for the periods ended September 30, 2005 and December 31, 2004 was $150,000 and $191,670, respectively.

NOTE I--LEASES

The Company leases warehouse space under agreements having initial lease terms of approximately two years. The leases provide for minimum annual rentals. Rental expense under the operating lease for the periods ended September 30, 2005 and December 31, 2004 was approximately $61,000 and $27,000, respectively.

Future minimum lease payments under all non-cancelable operating leases are as follows:

                 2003               $          --
                 2004                      27,211
                 2005                      81,632
                 2006                      54,421
                 2007                          --
                 2008                          --
           Thereafter                          --
                                    -------------
               Total                $     163,264
                                    =============

Office space: In addition the company leases office space from a related party for $4,000 per month. However, there is no formal agreement that stipulates the term or life of the rent.

                     TECHSPHERE SYSTEMS INTERNATIONAL, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

            For the Nine Months Ended September 30, 2005 (Unaudited)
                   and Years Ended December 31, 2004 and 2003
--------------------------------------------------------------------------------

NOTE J--DEFERRED REVENUE

Deferred revenue relates to the 2004 sale of certain marketing rights for $500,000 and certain integration rights also for $500,000 which are being amortized over the lives of the agreements which are 6 years and 15 years, respectively. Deferred revenue is being realized at the rate of $6,945 and $2,778 per month for a total of $9,723.

NOTE K--RELATED PARTY TRANSACTIONS

Accounts payable at September 30, 2005 and December 31, 2004 included related party payables of $76,248, and $43,413, respectively. The Company has purchased legal services from a related party for $127,224 and $134,428 for the nine months ended September 30, 2005 and year ended December 31, 2004, respectively.

NOTE L--ACQUISITION BY CYBER DEFENSE SYSTEMS, INC.

On September 19, 2005, Cyber Defense Systems, Inc. (Cyber) acquired all 100,000 common shares of the outstanding stock of TSI in exchange for 23,076,923 shares of Cyber Class A common stock and 245,455 shares of Cyber Class B common stock valued at $5,340,226 collectively. TSI became a subsidiary of Cyber. The transaction was accounted for as a purchase business combination. An independent valuation was obtained for both the Cyber stock and TSI's exclusive manufacturing license. Cyber is a public company. Management feels that combining the two companies and having access to the public market will allow it to meet its business objectives. In connection with the acquisition by Cyber, TSI underwent a reorganization intended to qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(1)(D) of the Internal Revenue Code of 1986, as amended resulting in TSI becoming a regular corporation from a limited liability corporation. The 100,000 shares of TSI stock were then exchanged for the Cyber stock mentioned above.


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